Exhibit (a)(17) under Form N-1A
Exhibit 3(i) under Item 7601/ Reg. S-K

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:                      The charter of the Corporation is hereby amended by striking out Article THIRD of the Articles of Amendment of the Corporation filed on August 24, 2009 and inserting in lieu thereof the following:

THIRD:  The Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000 classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	300,000,000
Federated International Leaders Fund Class B Shares	200,000,000
Federated International Leaders Fund Class C Shares	200,000,000
Federated International Leaders Fund Institutional Shares	100,000,000

Federated International High Income Fund Class A Shares	500,000,000
Federated International High Income Fund Class B Shares	200,000,000
Federated International High Income Fund Class C Shares	200,000,000
Federated International High Income Fund Class F Shares	100,000,000
Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	300,000,000
Federated International Small-Mid Company Fund Class C Shares	200,000,000
Federated International Small-Mid Company Institutional Shares	200,000,000

SECOND:                      The amendment to the charter of the Corporation herein made consists only of a change in the name of a Class of the Corporation’s stock from Federated International Leaders Fund, Class A, B and C Shares, to Federated International Leaders Fund, Class A, B, C and Institutional Shares, and does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of stock, and the said amendment was duly approved by a majority of the entire Board of Directors of the Corporation and such amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 of title 2 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end Company under the Investment company Act of 1940, as amended.

IN WITNESS WHEREOF, Federated World Investment Series, Inc. caused these presents to be signed in its name and on its behalf by its President attested by its Executive Vice President, on the 30th day of December, 2010.  The undersigned President hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereon are true in all material respects, under the penalties of perjury.

ATTEST: /s/ John W. McGonigle Name: John W. McGonigle Title: Executive Vice President	FEDERATED WORLD INVESTMENT SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

Federated World Investment Series, Inc., a Maryland corporation and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:                      The charter of the Corporation is hereby amended by striking out Article THIRD of the Articles of Amendment of the Corporation filed on January 19, 2011 and inserting in lieu thereof the following:

THIRD:  The Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000 classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	300,000,000
Federated International Leaders Fund Class B Shares	200,000,000
Federated International Leaders Fund Class C Shares	200,000,000
Federated International Leaders Fund Institutional Shares	100,000,000

Federated Emerging Market Debt Fund Class A Shares	500,000,000
Federated Emerging Market Debt Fund Class B Shares	200,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Class F Shares	100,000,000
Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	300,000,000
Federated International Small-Mid Company Fund Class C Shares	200,000,000
Federated International Small-Mid Company Institutional Shares	200,000,000

SECOND:                      The amendment to the charter of the Corporation herein made consists only of a change in the name of a Class of the Corporation’s stock from Federated International High Income Fund, Class A, B, C and F Shares, to Federated Emerging Market Debt Fund, Class A, B C and F Shares, and does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of stock, and the said amendment was approved by a majority of the entire Board of Directors of the Corporation and such amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 of title 2 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end Company under the Investment Company Act of 1940, as amended.

THIRD:                      These Articles of Amendment shall be effective on February 21, 2011.

IN WITNESS WHEREOF, Federated World Investment Series, Inc. caused these presents to be signed in its name and on its behalf by its President attested by its Executive Vice President, on the 27th day of January, 2011.  The undersigned President hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereon are true in all material respects, under the penalties of perjury.

ATTEST: /s/ John W. McGonigle Name: John W. McGonigle Title: Executive Vice President	FEDERATED WORLD INVESTMENT SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President